Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Institutional Cash Management Fund,
Inc.:

We consent to the use of our report dated July 15, 1998 for Smith Barney Institutional Cash Management
Fund, Inc. incorporated herein by reference and to the references to our Firm under the headings
"Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.




	KPMG
Peat Marwick LLP


New York, New York
September 21, 1998